UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2021

INHIBRX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39452	82-4257312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11025 N. Torrey Pines Road, Suite 200
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 795-4220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INBX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On October 27, 2021, Brendan Eckelman, Ph.D. voluntarily resigned from his position on the Board of Directors, or the Board, of Inhibrx, Inc., or the Company. The resignation was not the result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices. Dr. Eckelman will continue to serve as Chief Scientific Officer of the Company.

Appointment of Director

On October 28, 2021, the Board appointed Kristiina Vuori, M.D., Ph.D. to the Board to fill the existing vacancy on the Board caused by the resignation of Dr. Eckelman. Dr. Vuori was appointed as a Class I director with a term expiring at the 2024 annual meeting of stockholders. Dr. Vuori was also appointed as a member of the Audit Committee and the Nominating and Governance Committee of the Board.

Dr. Vuori will be compensated in accordance with the Company’s Non-Employee Director Compensation Policy, as may be amended from time to time, filed as Exhibit 10.31 to the Company’s Registration Statement on Form S-1 filed on July 28, 2020.

Also, in connection with her appointment to the Board, Dr. Vuori entered into an indemnification agreement, or the Indemnification Agreement, with the Company. The Indemnification Agreement is substantially the same form of indemnification agreement that the Company has entered into with its other directors, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 28, 2021. The Indemnification Agreement provides that the Company will indemnify Dr. Vuori for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by her in any action or proceeding arising out of her service as a director.

There is no arrangement or understanding between Dr. Vuori and any other person pursuant to which Dr. Vuori was appointed as a director. Dr. Vuori is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Dr. Vuori is an independent director in accordance with the listing requirements of the Nasdaq Global Market.

A copy of the press release announcing Dr. Vuori’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Inhibrx, Inc. on October 28, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2021
INHIBRX, INC.

	By:	/s/ Kelly Deck
	Name:	Kelly Deck
	Title:	Chief Financial Officer